                                                                                                                        EXHIBIT 11
                                  GENESCO INC.
                                  AND CONSOLIDATED SUBSIDIARIES
                                  Earnings Per Common and
                                  Common Share Equivalent

----------------------------------------------------------------------------------------------------------------------------------
                                                                 THREE MONTHS ENDED JULY 31,             SIX MONTHS ENDED JULY 31,
                                                      --------------------------------------  ------------------------------------
                                                                   1995                 1994               1995               1994
                                                                -------              -------            -------            -------
IN THOUSANDS                                          EARNINGS   SHARES    EARNINGS   SHARES  EARNINGS   SHARES  EARNINGS   SHARES
----------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations      $ (1,185)            $  2,285           $(14,516)          $   (249)
  Preferred dividend requirements                     $     76             $     76           $    151           $    151
----------------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                         $ (1,261)  24,344    $  2,209   24,317  $(14,667)  24,344  $   (400)  24,312
  Employees preferred and stock options deemed
    to be a common stock equivalent                                 -0-                  -0-                -0-                -0-
----------------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations                 $ (1,261)  24,344    $  2,209   24,317  $(14,667)  24,344  $   (400)  24,312
PER SHARE                                             $   (.05)            $    .09           $   (.60)          $   (.02)
==================================================================================================================================
  Net earnings (loss)                                 $    514             $   (516)          $   (164)          $ (3,189)
  Preferred dividend requirements                     $     76             $     76           $    151           $    151
----------------------------------------------------------------------------------------------------------------------------------
  Net earnings (loss) applicable to common stock
    and average common shares outstanding             $    438   24,344    $   (592)  24,317  $   (315)  24,344  $ (3,340)  24,312
  Employees preferred and stock options deemed
    to be a common stock equivalent                                 -0-                  -0-                -0-                -0-
----------------------------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                             $    438   24,344    $   (592)  24,317  $   (315)  24,344  $ (3,340)  24,312
PER SHARE                                             $    .02             $   (.02)          $   (.01)          $   (.14)
==================================================================================================================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                         $ (1,261)  24,344    $  2,209   24,317  $(14,667)  24,344  $   (400)  24,312
  Senior securities the conversion of which
    would dilute earnings per share                                 -0-                  -0-                -0-                -0-
----------------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations                 $ (1,261)  24,344    $  2,209   24,317  $(14,667)  24,344  $   (400)  24,312
PER SHARE                                             $   (.05)            $    .09           $   (.60)          $   (.02)
==================================================================================================================================
  Net earnings (loss) applicable to common stock
    and average common shares outstanding             $    438   24,344    $   (592)  24,317  $   (315)  24,344  $ (3,340)  24,312
  Senior securities the conversion of which
    would dilute earnings per share                                 -0-                  -0-                -0-                -0-
----------------------------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                             $    438   24,344    $   (592)  24,317  $   (315)  24,344  $ (3,340)  24,312
PER SHARE                                             $    .02             $   (.02)          $   (.01)          $   (.14)
==================================================================================================================================

All figures in thousands except amount per share.